Exhibit 99.1

Trinity Capital Inc. Reports Second Quarter 2025 Financial Results

Total Investment Income grows 27.3% year-over-year

Net Asset Value reaches new high of $923.6 million

Return on Average Equity increases to 15.9%

PHOENIX, August 6, 2025 – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity Capital” or “the Company”), a leading alternative asset manager, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•
Total investment income of $69.5 million, an increase of 27.3% year-over-year
•
Net investment income (“NII”) of $34.8 million, or $0.53 per basic share. NII grew 30.3% year over year.
•
Net increase in net assets resulting from operations of $41.4 million, or $0.63 per basic share
•
15.9% Return on Average Equity “ROAE” (NII/Average Equity)
•
7.2% Return on Average Assets “ROAA” (NII/Average Assets)
•
Net Asset Value (“NAV”) of $923.6 million, or $13.27 per share at the end of Q2. NAV increased 35.8% year over year.
•
Total gross investment commitments of $519.8 million
•
Total gross investments funded of $365.5 million, which was comprised of $292.3 million in 15 new portfolio companies and $73.2 million in 14 existing portfolio companies
•
Total investment exits and repayments of $195.0 million, including $109.3 million from early debt repayments and refinancings, $51.3 million from scheduled/amortizing debt payments, $34.2 million from investments sold to multi-sector holdings and $0.2 million from warrant and equity sales
•
22nd consecutive quarter of a consistent or increased regular dividend, with a second quarter distribution of $0.51 per share

“Our second-quarter performance rounded out a solid first half of 2025, reflecting disciplined execution across our credit strategies and sustained demand from growth-oriented companies,” said Kyle Brown, Chief Executive Officer of Trinity Capital. “We enter the second half of 2025 with strong momentum in our direct lending businesses in addition to our RIA platform growth as we maintain a focus on delivering increasing value to our borrowers, partners, and investors.”

Second Quarter 2025 Operating Results

For the three months ended June 30, 2025, total investment income was $69.5 million, compared to $54.6 million for the three months ended June 30, 2024. The effective yield on the average debt investments at cost was 15.7% for the second quarter of 2025, compared to 16.0% for the second quarter of 2024. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events, and may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the second quarter of 2025 were $16.7 million, compared to $14.0 million during the second quarter of 2024. The increase was primarily attributable to higher compensation associated with additional headcount, an increase in professional fees, and higher G&A expenses offset by expenses allocated to the Company’s Registered Investment Adviser subsidiary.

Interest expense for the second quarter of 2025 was $18.0 million, compared to $13.9 million during the second quarter of 2024. The increase was primarily attributable to the increase in weighted average debt outstanding as well as borrowing rate.

Net investment income was approximately $34.8 million, or $0.53 per share based on 65.9 million basic weighted average shares outstanding for the second quarter of 2025, compared to $26.7 million or $0.53 per share for the second quarter of 2024 based on 50.2 million basic weighted average shares outstanding.

During the three months ended June 30, 2025, the Company’s net unrealized appreciation totaled approximately $14.9 million, which included net unrealized appreciation of $7.4 million from its warrant investments, net unrealized appreciation of $5.5 million from its equity investments, and net unrealized appreciation of $2.3 million from the Company’s debt investments. This is partially offset by $0.3 million net unrealized depreciation attributable to foreign currency forward contracts.

Net realized loss on investments was approximately $8.3 million, primarily due to the workout of one secured loan.

Net increase in net assets resulting from operations was $41.4 million, or $0.63 per share, based on 65.9 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $30.8 million, or $0.61 per share, based on 50.2 million basic weighted average shares outstanding for the second quarter of 2024.

Net Asset Value

Total net assets at the end of the second quarter of 2025 increased by 10.8% to $923.6 million, compared to $833.4 million at the end of the first quarter of 2025. The increase in total net assets was primarily due to net portfolio performance, accretive ATM issuances, and net investment income exceeding the dividend declared. NAV per share increased to $13.27 per share in the second quarter from $13.05 per share as of March 31, 2025.

Portfolio and Investment Activity

As of June 30, 2025, Trinity Capital’s investment portfolio had an aggregate fair value of approximately $1,978.3 million and was comprised of approximately $1,491.8 million in secured loans, $342.6 million in equipment financings, and $143.9 million in equity and warrants, across 163 portfolio companies. The Company’s debt portfolio is comprised of 81.4% first-lien loans and 18.6% second-lien loans, with 80% of the debt portfolio at floating rates based on principal outstanding.

During the second quarter, the Company originated approximately $519.8 million of total new commitments. Second quarter gross investments funded totaled approximately $365.5 million, which was comprised of $292.3 million of investments in 15 new portfolio companies and $73.2 million of investments in 14 existing portfolio companies. Gross investment fundings during the quarter for secured loans totaled $290.8 million, equipment financings totaled $66.5 million and warrant and equity investments totaled $8.2 million.

Proceeds received from exits and repayments of the Company’s investments during the second quarter totaled approximately $195.0 million, which included $109.3 million from early debt repayments and refinancings, $51.3 million from scheduled/amortizing debt payments, $34.2 million from investments sold to multi-sector holdings and $0.2 million from warrant and equity sales. The investment portfolio increased by $170.5 million on a cost basis, an increase of 9.3%, and $185.6 million on a fair value basis, an increase of 10.4% as compared to March 31, 2025.

As of the end of the second quarter, loans to three portfolio companies and equipment financings to one portfolio company were on non-accrual status with a total fair value of approximately $15.6 million, or 0.9% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of June 30, 2025 and March 31, 2025 (dollars in thousands):

		June 30, 2025		March 31, 2025

Investment Risk Rating Scale Range	Designation	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
4.0 - 5.0	Very Strong Performance	$ 97,881	5.3%	$ 92,956	5.6%
3.0 - 3.9	Strong Performance	589,329	32.1%	567,581	34.0%
2.0 - 2.9	Performing	1,021,331	55.7%	928,455	55.7%
1.6 - 1.9	Watch	97,396	5.3%	50,072	3.0%
1.0 - 1.5	Default/Workout	15,601	0.9%	15,156	0.9%

Total Debt Investments excluding Senior Credit Corp 2022 LLC		1,821,538	99.3%	1,654,220	99.2%
	Senior Credit Corp 2022 LLC (1)	12,885	0.7%	12,885	0.8%
Total Debt Investments		$ 1,834,423	100.0%	$ 1,667,105	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of June 30, 2025, Trinity Capital’s loan and equipment financing investments had a weighted average risk rating score of 2.9, consistent with the score as of March 31, 2025. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of June 30, 2025, the Company had approximately $143.3 million in available liquidity, including $26.3 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $117.0 million in available borrowing capacity under its KeyBank Credit Facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by the JV and funds managed by the Company’s wholly owned RIA subsidiary.

As of June 30, 2025, Trinity’s leverage, or debt-to-equity ratio, was approximately 115% as compared to 116% as of March 31, 2025.

During the three months ended June 30, 2025, Trinity utilized its equity ATM offering program to sell 5,717,121 million shares of its common stock at a weighted average price of $14.43 per share, raising $81.5 million of net proceeds.

During the three months ended June 30, 2025, Trinity utilized its debt ATM offering program and during the period issued and sold $2.2 million in aggregate principal amount of its March and September 2029 Notes.

Distributions

On June 18, 2025, the Company’s Board of Directors declared a regular dividend totaling $0.51 per share with respect to the quarter ended June 30, 2025, which was paid on July 15, 2025, to stockholders of record as of June 30, 2025. The Board of Directors generally determines and announces the Company’s dividend distribution on a quarterly basis.

Recent Developments

For the period from July 1, 2025 to August 4, 2025, the Company issued and sold 717,285 shares of its common stock at a weighted-average price of $14.32 per share and raised $10.2 million of net proceeds after deducting commissions to the sales agents on shares sold under the Equity ATM Program.

On July 3, 2025, the Company issued and sold $125.0 million in aggregate principal amount of its unsecured 6.750% Notes due 2030 (the “July 2030 Notes”) under its shelf Registration Statement on Form N-2. The proceeds were used to pay down a portion of the existing indebtedness outstanding under the KeyBank Credit Facility.

On July 8, 2025, the Company and certain of its affiliates were granted an exemptive relief order (the “Order”) from the SEC that permits the Company to enter into certain negotiated co-investment transactions alongside certain of its affiliates in a manner consistent with its investment objective, positions, policies, strategies, and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with the Order.

Conference Call

Trinity Capital will hold a conference call to discuss its second quarter 2025 financial results at 12:00 p.m. Eastern Time on Wednesday, August 6, 2025.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ225 if asked, approximately 10 minutes prior to the start of the call.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 13, 2025. To access the replay, please dial (800) 757-4761 or (402) 220-7215.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies. With five distinct business verticals — Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Life Sciences — Trinity Capital stands as a long-term trusted partner for innovative companies seeking tailored debt solutions. Headquartered in Phoenix, Arizona, Trinity Capital's dedicated team is strategically located across the United States and in London (UK). For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn and X (@trincapital).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trinitycapital.com

(480) 852-3950

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $103,725 and $82,391, respectively)	$118,496	$89,249
Affiliate investments (cost of $39,114 and $34,309, respectively)	39,227	34,727
Non-Control / Non-Affiliate investments (cost of $1,858,099 and $1,643,526, respectively)	1,820,607	1,601,594
Total investments (cost of $2,000,938 and $1,760,226, respectively)	1,978,330	1,725,570
Cash and cash equivalents	26,251	9,627
Interest receivable	17,664	16,542
Deferred credit facility costs	5,870	6,586
Other assets	16,909	15,916
Total assets	$2,045,024	$1,774,241

LIABILITIES
KeyBank Credit Facility	$483,000	$113,000
Unsecured Notes, net of $8,523 and $10,327, respectively, of unamortized deferred financing costs	569,808	764,673
Distribution payable	35,483	31,451
Security deposits	5,918	8,472
Accounts payable, accrued expenses and other liabilities	27,247	33,663
Total liabilities	1,121,456	951,259

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 69,574,146 and 61,669,059 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	70	62
Paid-in capital in excess of par	929,767	829,626
Distributable earnings/(accumulated deficit)	(6,269)	(6,706)
Total net assets	923,568	822,982
Total liabilities and net assets	$2,045,024	$1,774,241
NET ASSET VALUE PER SHARE	$13.27	$13.35

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$2,430	$783	$4,758	$1,635
Affiliate investments	977	474	2,250	859
Non-Control / Non-Affiliate investments	63,306	50,580	122,379	98,735
Total interest and dividend income	66,713	51,837	129,387	101,229
Fee and other income:
Affiliate investments	597	835	1,289	1,702
Non-Control / Non-Affiliate investments	2,173	1,969	4,192	2,163
Total fee and other income	2,770	2,804	5,481	3,865
Total investment income	69,483	54,641	134,868	105,094

EXPENSES:
Interest expense and other debt financing costs	18,044	13,885	35,700	26,029
Compensation and benefits	12,489	9,944	23,134	19,808
Professional fees	1,787	1,338	3,814	2,058
General and administrative	2,246	2,092	4,713	4,021
Total gross expenses	34,566	27,259	67,361	51,916
Allocated expenses to Trinity Capital Adviser, LLC	(508)	—	(916)	—
Total net expenses	34,058	27,259	66,445	51,916

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	35,425	27,382	68,423	53,178
Excise tax expense	621	639	1,238	1,278
NET INVESTMENT INCOME	34,804	26,743	67,185	51,900

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Control investments	—	(3,916)	—	(3,916)
Non-Control / Non-Affiliate investments	(8,262)	(2,572)	(10,416)	(1,220)
Net realized gain/(loss) from investments	(8,262)	(6,488)	(10,416)	(5,136)

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	7,912	5,691	7,913	7,655
Affiliate investments	52	1,673	482	1,926
Non-Control / Non-Affiliate investments	6,908	3,209	3,335	(11,008)
Net change in unrealized appreciation/(depreciation) from investments	14,872	10,573	11,730	(1,427)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$41,414	$30,828	$68,499	$45,337

NET INVESTMENT INCOME PER SHARE - BASIC	$0.53	$0.53	$1.05	$1.07
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.53	$0.51	$1.05	$1.03

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.63	$0.61	$1.07	$0.94
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.63	$0.59	$1.07	$0.90

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	65,911,570	50,161,680	64,242,822	48,455,033
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	65,911,570	54,064,395	64,242,822	52,357,748